UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

New York REIT, Inc.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2017

May 19, 2017

On or about May 1, 2017, New York REIT, Inc., a Maryland corporation (the “Company”) commenced mailing to its stockholders a definitive proxy statement, dated May 1, 2017 (the “Proxy Statement”), for the Company’s annual meeting of stockholders to be held on June 8, 2017 (the “Annual Meeting”). This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”), should be read in conjunction with the Proxy Statement.

Withdrawal of Nominee for Election as Director

On May 17, 2017, James Nelson notified the Board that he will not stand for re-election to the Board at the Annual Meeting. Therefore, the Board’s nomination of Mr. Nelson is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Nelson. The Board has yet to decide whether a new director will be appointed to fill the resulting vacancy or whether to reduce the size of the Board. The Company’s slate of nominees for director otherwise remains unchanged, and previously voted proxies remain valid (other than with respect to Mr. Nelson). Stockholders eligible to vote at the meeting may continue to use their proxy cards or voting instruction forms to vote their shares as to the Board’s remaining nominees and the other matters being voted on at the Annual Meeting.

Mr. Nelson’s decision to not stand for re-election as a director was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Proxies received in respect of the re-election of Mr. Nelson will not be voted with respect to his election, but will otherwise continue to be voted as directed and described in the Proxy Statement with respect to all other matters properly brought before the Annual Meeting. If you have not yet returned your proxy card or provided your voting instructions, please complete the proxy card or submit instructions disregarding Mr. Nelson’s name as a nominee for election as a director.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement. Stockholders may view this supplement to Proxy Statement, the Proxy Statement, and the Company’s 2016 Annual Report to Stockholders by visiting www.proxyvote.com/NYRT.